EXHIBIT 23.2




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           Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 23, 2014, relating to the financial statements and the effectiveness of CEL-SCI Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                /s/ BDO USA, LLP


Bethesda, Maryland
July 24, 2015